UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Myriad Genetics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MYRIAD GENETICS, INC.

November 30, 2005

Dear Stockholder,

You are cordially invited to attend a Special Meeting of Stockholders of Myriad Genetics, Inc. to be held at 9:00 a.m., MST, on Friday, January 6, 2006, at the offices of Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108. The attached notice of special meeting and proxy statement describe the business we will conduct at the Special Meeting and provide information about Myriad Genetics, Inc. that you should consider when you vote your shares.

The proposal to increase the number of shares authorized under our 2003 Employee, Director and Consultant Stock Option Plan by 1,700,000 shares did not receive enough votes to pass at our Annual Meeting of Stockholders held on November 10, 2005. At the Special Meeting, you will be asked to vote upon a new proposal to increase the number of shares authorized under our 2003 Stock Option Plan by 1,200,000 shares. The Board of Directors recommends the approval of this proposal. Such other business will be transacted as may properly come before the Special Meeting.

We hope you will be able to attend the Special Meeting. Whether you plan to attend the Special Meeting or not, it is important that your shares are represented. Therefore, when you have finished reading the proxy statement, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Sincerely,

Peter D. Meldrum
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

PLEASE RETURN YOUR PROXY CARD PROMPTLY.

MYRIAD GENETICS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TIME:	9:00 a.m. MST

DATE:	Friday, January 6, 2006

PLACE:	The offices of Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108

PURPOSES:

1.	To approve a proposed amendment to our 2003 Employee, Director and Consultant Stock Option Plan to increase the number of shares of our common stock available for issuance under this plan by 1,200,000 shares.

2.	To consider any other business that is properly presented at the Special Meeting and any adjournments thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Myriad Genetics, Inc. common stock at the close of business on November 15, 2005. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary at the above address.

All stockholders are cordially invited to attend the Special Meeting. Whether you plan to attend the Special Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Richard M. Marsh
Secretary

November 30, 2005

PRELIMINARY COPY FILED PURSUANT TO RULE 14A-6

MYRIAD GENETICS, INC.

320 WAKARA WAY

SALT LAKE CITY, UTAH 84108

(801) 584-3600

PROXY STATEMENT FOR THE MYRIAD GENETICS, INC.

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 6, 2006

GENERAL INFORMATION ABOUT THE SPECIAL MEETING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Myriad Genetics, Inc., is soliciting your proxy to vote at a special meeting of stockholders to be held at our offices, 320 Wakara Way, Salt Lake City, Utah 84108, on Friday, January 6, 2006, at 9:00 a.m., MST, and any adjournments of the meeting. This proxy statement along with the accompanying Notice of Special Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the special meeting.

As you may know, the proposal to increase the number of shares authorized under our 2003 Employee, Director and Consultant Stock Option Plan by 1,700,000 shares did not receive enough votes to pass at our Annual Meeting of Stockholders held on November 10, 2005. At the Special Meeting, you will be asked to vote upon a new proposal to increase the number of shares authorized under our 2003 Stock Option Plan by 1,200,000 shares.

On November 30, 2005 we began sending this proxy statement, the attached notice of special meeting and the enclosed proxy card to all stockholders entitled to vote at the meeting.

Who Can Vote?

Only stockholders who owned Myriad Genetics, Inc. common stock at the close of business on November 15, 2005 are entitled to vote at the special meeting. On this record date, there were                  shares of our common stock outstanding and entitled to vote. Myriad Genetics, Inc. common stock is our only class of voting stock.

You do not need to attend the special meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. A stockholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any stockholder who has executed a proxy card but attends the meeting in person may revoke the proxy and vote at the meeting.

How Many Votes Do I Have?

Each share of Myriad Genetics, Inc. common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the special meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the special meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer and Trust, or you have stock certificates, you may vote by mail or in person. If by mail, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By Internet or by telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.

•	By mail. Complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.

•	In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

If you properly fill in your proxy card and send it to us in time, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors.

How Does the Board of Directors Recommend That I Vote on the Proposal?

The Board of Directors recommends that you vote “FOR” the amendment to our 2003 Employee, Director and Consultant Stock Option Plan to increase the number of shares of our common stock available for issuance under this plan by 1,200,000 shares.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the special meeting, other than the matter discussed in this proxy statement.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before the meeting. You may revoke your proxy in any one of the following ways:

•	signing a new proxy card and submitting it as instructed above;

•	if your shares are held in street name, re-voting by Internet or by telephone as instructed above, only your latest Internet or telephone vote will be counted;

•	notifying our Secretary in writing before the special meeting that you have revoked your proxy; or

•	attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What if I receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Return My Proxy Card?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” your shares will not be voted at the special meeting. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on the proposal because it has not received instructions from you, this is referred to as a “broker non-vote”.

What Vote is Required to Approve the Proposal and How are Votes Counted?

Proposal: Approve Amendment to Increase the Shares Available Under Our 2003 Employee, Director and Consultant Stock Option Plan	The affirmative vote of a majority of the shares voted affirmatively or negatively for this proposal is required to approve the amendment to the Myriad Genetic, Inc. 2003 Employee, Director and Consultant Stock Option Plan. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal, therefore, any shares not voted by a customer will be treated as a broker non-vote, such broker non-votes will have no effect on the results of this vote.

Who Will Bear the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

How Many Shares Must be Present in Order to Hold the Special Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the meeting. If a quorum is not represented at the meeting, the meeting cannot take place. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of November 10, 2005 for (a) the executive officers named in the Summary Compensation Table on page 7 of this proxy statement, (b) each of our directors, (c) all of our current directors and executive officers as a group and (d) each stockholder that we know to be the beneficial owner of more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of November 10, 2005 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 39,015,803 shares of common stock outstanding on November 10, 2005.

	Shares Beneficially Owned (1)
Name and Address**	Number	Percent
T. Rowe Price Associates, Inc. (2) 100 E. Pratt Street Baltimore, Maryland 21202	3,762,000	9.6%
Royce & Associates, LLC (3) 1414 Avenue of the Americas New York, New York 10019	2,093,800	5.4%
Platinum Asset Management Limited, as trustee for the Platinum Asset Management Trust (4)	1,991,398	5.1%
Level 4, 55 Harrington Street Sidney NSW 2000, Australia
Mark H. Skolnick, Ph.D. (5)	1,087,058	2.7%
Peter D. Meldrum (6)	726,327	1.8%
Adrian N. Hobden Ph.D. (7)	588,911	1.5%
Gregory C. Critchfield M.D. (8)	483,498	1.2%
Jay M. Moyes (9)	433,137	1.1%
Walter Gilbert, Ph.D. (10)	180,940	*
Arthur H. Hayes, Jr., M.D. (11)	145,000	*
Linda S. Wilson, Ph.D. (12)	87,500	*
Robert S. Attiyeh (13)	33,000	*
John T. Henderson, M.D. (13)	32,000	*
Dennis H. Langer, M.D., J.D. (14)	30,000	*
All current executive officers and directors as a group (16 persons) (15)	4,755,695	11.1%

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
**	Addresses are given for beneficial owners of more than 5% of the outstanding common stock only.
(1)	Attached to each share of common stock is a Preferred Share Purchase Right to acquire one one-hundredth of a share of our Series A Junior Participating Preferred Stock, par value $.01 per share, which Preferred Share Purchase Rights are not presently exercisable.
(2)	This information is based solely on a Schedule 13G filed on February 11, 2005 with the Securities and Exchange Commission. T. Rowe Price Associates, Inc. has sole voting authority over 592,100 of the shares and sole authority to dispose of all of the shares.
(3)	This information is based solely on a Schedule 13G filed on February 1, 2005 with the Securities and Exchange Commission. Royce & Associates, LLC has sole voting authority over and sole authority to dispose of all of the shares.

(4)	This information is based solely on a Schedule 13G filed on January 11, 2005 with the Securities and Exchange Commission. Platinum Asset Management Limited, as trustee for the Platinum Asset Management Trust has sole voting authority over and sole authority to dispose of all of the shares.
(5)	Includes shares held directly by Dr. Skolnick and his wife and shares held by a family limited partnership of which Dr. Skolnick is a general partner. Also includes 531,996 shares of common stock subject to currently exercisable options and options exercisable within 60 days of November 10, 2005.
(6)	Includes 461,887 shares of common stock subject to currently exercisable options and options exercisable within 60 days of November 10, 2005.
(7)	Includes 544,024 shares of common stock subject to currently exercisable options and options exercisable within 60 days of November 10, 2005.
(8)	Includes 439,778 shares of common stock subject to currently exercisable options and options exercisable within 60 days of November 10, 2005.
(9)	Includes shares held directly by Mr. Moyes and his children. Also includes 416,999 shares of common stock subject to currently exercisable options and options exercisable within 60 days of November 10, 2005.
(10)	Includes 22,970 shares of common stock owned by Dr. Gilbert’s wife, as to which Dr. Gilbert disclaims beneficial ownership. Also includes 145,000 shares of common stock subject to currently exercisable options and options exercisable within 60 days of November 10, 2005.
(11)	Includes 135,000 shares of common stock subject to currently exercisable options and options exercisable within 60 days of November 10, 2005.
(12)	Includes 86,400 shares of common stock subject to currently exercisable options and options exercisable within 60 days of November 10, 2005.
(13)	Includes 30,000 shares of common stock subject to currently exercisable options and options exercisable within 60 days of November 10, 2005.
(14)	Consists solely of shares of common stock subject to currently exercisable options and options exercisable within 60 days of November 10, 2005.
(15)	See Notes 6-14 above. Also includes 912,326 shares of common stock subject to currently exercisable options and options exercisable within 60 days of November 10, 2005 held by other executive officers.

COMPENSATION OF DIRECTORS

We pay each non-employee director the following cash fees:

Annual retainer:	$25,000 (25% paid following each quarter of service)
$10,000 additional retainer for the Chairman of the Board and Chairman of the Audit Committee (25% paid following each quarter of service)

Attendance:	$3,000 for each Board meeting
$2,000 for each telephonic Board meeting
$2,000 for each Committee meeting or telephonic Committee meeting

All directors are reimbursed for their out-of pocket expenses incurred in attending meetings.

Directors who are not our employees or an employee of any of our affiliates are entitled to receive options under our 2003 Employee, Director and Consultant Stock Option Plan (the “2003 Plan”). The 2003 Plan provides for an automatic annual grant (on the date of our annual meeting of stockholders) to each non-employee director of a non-qualified option to purchase 15,000 shares of common stock, at an exercise price equal to the fair market value of the common stock on the grant date. In addition, it is our policy to grant a non-qualified option to purchase 15,000 shares of common stock, at an exercise price equal to the fair market value of the common stock on the grant date, to each new non-employee director upon initial election to the Board. Options granted under the 2003 Plan to non-employee directors vest in three equal installments beginning on the first anniversary of the date of grant, assuming continued membership on the Board. Options to purchase a total of one hundred five thousand 105,000 shares were granted to the following non-employee directors during the fiscal year ended June 30, 2005:

Director	Options	Date of Grant
Robert S. Attiyeh	15,000 shares	November 11, 2004
Walter Gilbert, Ph.D.	15,000 shares	November 11, 2004
Arthur H. Hayes, Jr., M.D.	15,000 shares	November 11, 2004
John T. Henderson, M.D.	15,000 shares	November 11, 2004
Dennis H. Langer, M.D., J.D.	15,000 shares	November 11, 2004
Dale A. Stringfellow, Ph.D.	15,000 shares	November 11, 2004
Linda S. Wilson, Ph.D.	15,000 shares	November 11, 2004

In addition, on February 17, 2005, the Board granted an option to Dr. Stringfellow to purchase 15,000 shares of common stock, pursuant to the 2003 Plan. The option was granted at fair market value and was immediately exercisable. This grant was made in lieu of paying Dr. Stringfellow cash compensation that would be owed to Dr. Stringfellow for his service on the Board during the fiscal year ended June 30, 2005, as detailed above.

Options granted during the fiscal year ended June 30, 2005 to any named executive officers serving on the Board are reported under “Executive Compensation—Option Grants in Last Fiscal Year.”

Compensation Committee Interlocks and Insider Participation. Our Compensation Committee currently has three members, Dr. Langer (Chairman), Dr. Gilbert, and Dr. Henderson. None of our executive officers is a member of the Compensation Committee, nor do any of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the three fiscal years ended June 30, 2005 to our Chief Executive Officer and each of our four next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended June 30, 2005.

	Fiscal Year	Annual Compensation		Long Term Compensation Securities Underlying Options(#)	All Other Compensation (1)
Name and Principal Position		Salary	Bonus
Peter D. Meldrum	2005	$580,475	$290,609	95,000	$9,084
President and Chief	2004	$520,518	$240,507	75,000	$8,069
Executive Officer	2003	$455,518	$150,507	70,000	$10,284

Gregory C. Critchfield, M.D.	2005	$400,475	$170,609	85,000	$4,757
President, Myriad Genetic	2004	$370,518	$152,507	65,000	$8,069
Laboratories, Inc.	2003	$323,418	$90,507	55,000	$6,319

Adrian N. Hobden, Ph.D.	2005	$400,475	$170,609	85,000	$8,490
President, Myriad	2004	$370,518	$157,507	65,000	$6,707
Pharmaceuticals, Inc.	2003	$323,418	$90,507	55,000	$6,286

Jay M. Moyes	2005	$308,475	$100,609	75,000	$8,907
Chief Financial Officer	2004	$270,518	$120,507	70,000	$6,520
	2003	$249,718	$80,507	60,000	$6,473

Mark H. Skolnick, Ph.D.	2005	$326,672	$105,609	60,000	$9,911
Chief Scientific Officer	2004	$273,170	$105,507	65,000	$5,873
	2003	$278,781	$90,507	60,000	$6,127

(1)	All Other Compensation includes (i) the dollar value of premiums paid by us with respect to term life insurance for the benefit of each named executive officer and (ii) our matching contributions made under our 401(k) plan on behalf of each named executive officer. During the fiscal year ended June 30, 2005, we paid $84.36 of term life insurance premiums for each named executive officer with the balance of All Other Compensation resulting from our matching 401(k) plan contributions.

Option Grants in Last Fiscal Year

The following table shows grants of stock options that we made during the fiscal year ended June 30, 2005 to each of the executive officers named in the Summary Compensation Table.

Individual Grants
Name	Number of Securities Underlying Options Granted (#) (1)(2)	% of Total Options Granted to Employees in Fiscal Year		Exercise Price ($/Share)		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
							5%		10%
Peter D. Meldrum	45,000 50,000	2.82 3.13	% %	$ $	16.64 22.12	9/08/2014 2/17/2015	$ $	470,916 695,557	$ $	1,193,394 1,762,679

Gregory C. Critchfield, M.D.	40,000 45,000	2.50 2.82	% %	$ $	16.64 22.12	9/08/2014 2/17/2015	$ $	418,592 626,002	$ $	1,060,795 1,586,411

Adrian N. Hobden, Ph.D.	40,000 45,000	2.50 2.82	% %	$ $	16.64 22.12	9/08/2014 2/17/2015	$ $	418,592 626,002	$ $	1,060,795 1,586,411

Jay M. Moyes	40,000 35,000	2.50 2.19	% %	$ $	16.64 22.12	9/08/2014 2/17/2015	$ $	418,592 486,890	$ $	1,060,795 1,233,875

Mark H. Skolnick, Ph.D.	30,000 30,000	1.88 1.88	% %	$ $	16.64 22.12	9/08/2014 2/17/2015	$ $	313,944 417,334	$ $	795,596 1,057,607

(1)

The options were granted pursuant to our 2003 Plan. Options terminate ten years after the grant date, subject to earlier termination in accordance with our 2003 Plan and the applicable option agreement. Options were granted at an exercise price equal to the fair market value of our common stock, as determined by the closing price of the common stock on the Nasdaq Stock Market on the trading day immediately preceding the grant date.

(2)	Options became fully exercisable on April 14, 2005. Options to be issued after that date will accelerate upon a change of control of Myriad in accordance with the Executive Retention Agreements described below under “Employment Contracts, Termination of Employment and Change in Control Arrangements.”
(3)	In accordance with the rules of the SEC, we show in these columns the potential realizable value over the term of the option (the period from the grant date to the expiration date). We calculate this assuming that the fair market value of our common stock on the date of grant appreciates at the indicated annual rate, 5% and 10% compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts are based on assumed rates of appreciation and do not represent an estimate of our future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the optionholder’s continued employment with us through the option exercise period, and the date on which the option is exercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table shows information regarding exercises of options to purchase our common stock by each executive officer named in the Summary Compensation Table during the fiscal year ended June 30, 2005. The table also shows the aggregate value of options held by each executive officer named in the Summary Compensation Table as of June 30, 2005. The value of the unexercised in-the-money options at fiscal year end is based on a value of $15.56 per share, the closing price of our stock on the Nasdaq National Market System on June 30, 2005, less the per share exercise price.

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of the Unexercised In-The-Money Options at Fiscal Year-End
			Exercisable	Unexercisable (2)	Exercisable	Unexercisable (2)
Peter D. Meldrum	18,739	$129,337	461,887	0	$622,886	—
Gregory C. Critchfield, M.D.	0	$0	439,778	0	$1,117,135	—
Adrian N. Hobden, Ph.D. (3)	5,024	$63,462	544,024	0	$2,243,094	—
Jay M. Moyes	5,500	$64,350	416,999	0	$865,128	—
Mark H. Skolnick	8,004	$97,881	531,996	0	$1,467,515	—

(1)	Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.
(2)	Effective April 14, 2005, the vesting for all outstanding unvested options was accelerated by the Board in an effort to reduce the impact to our financial statements of implementing option expensing as required by Financial Accounting Standard 123(R).
(3)	Does not include options to purchase 153 shares of the common stock of our wholly-owned subsidiary, Myriad Pharmaceuticals, Inc. These options were granted simultaneously with options granted pursuant to our 2002 Amended and Restated Stock Option Plan (the “2002 Plan”). If Dr. Hobden exercises the options granted under the 2002 Plan in whole or in part, a pro-rata number of the corresponding Myriad Pharmaceuticals, Inc. options will terminate. If Dr. Hobden exercises the Myriad Pharmaceuticals, Inc. options, in whole or in part, all of the outstanding corresponding options granted under the 2002 Plan will terminate as of the date of such exercise.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of June 30, 2005.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	7,364,358	$25.70	953,439
Equity compensation plans not approved by security holders	0	0.00	0
Total	7,364,358	$25.70	953,439

(1)	These plans consist of our 2003 Employee, Director and Consultant Stock Option Plan (the “2003 Plan”) and our Employee Stock Purchase Plan. Does not include the additional 1,200,000 shares under the 2003 Plan that would be available for issuance if the proposal to amend our 2003 Plan is approved at the Special Meeting.

Employment Contracts, Termination of Employment and Change in Control Arrangements

We entered into employment agreements with no defined term with Mr. Meldrum, Dr. Critchfield, Mr. Moyes and Dr. Skolnick in May 1993, July 1998, July 1993, and January 1994, respectively. Pursuant to each of these agreements, either party may terminate employment without cause at any time upon 15 days written notice to the other party or immediately with cause upon written notice to the other party. Each employment agreement also provides that the employee will not disclose confidential information of ours during and after employment and will not compete with us during the term of employment.

We entered into an employment agreement with no defined term with Dr. Hobden in October 1998. Pursuant to the agreement, either party may terminate employment with or without cause, provided that Dr. Hobden must provide us with 30 days written notice. If we terminate Dr. Hobden without cause or if Dr. Hobden terminates his employment as a result of a reduction of his responsibilities after a change in control of Myriad, then we must pay Dr. Hobden’s salary for 12 months following termination. The employment agreement also provides that Dr. Hobden will not disclose any of our confidential information during and after employment and will not compete with us during the term of employment.

On February 17, 2005, we entered into an Executive Retention Agreement (the “Retention Agreement”) with each of the named executive officers. Under the terms of the Retention Agreement, if the employment of an executive officer is terminated without “Cause” or if the executive officer separates from Myriad for “Good Reason” within 24 months of a “Change in Control” (each as defined in the Retention Agreement), the executive officer will receive: (i) all salary earned through the date of termination, as well as a pro rata bonus and any compensation previously deferred; (ii) an amount equal to three times the executive’s highest annual base salary and three times the executive’s highest annual bonus at Myriad during the three-year period prior to the Change in Control; (iii) continued benefits for 36 months after the date of termination; (iv) outplacement services in an aggregate amount of up to $25,000; and (v) a gross-up payment with respect to any excise taxes or penalties due on account of any payments made to the executive under the Retention Agreement. In addition, upon the occurrence of a Change in Control, all of the executive’s stock options shall become fully vested.

Unless the terms of the Retention Agreement are either satisfied or expire on the date which is 24 months after a Change in Control, the Retention Agreement will continue in effect through December 31, 2015 and thereafter for one year terms unless we provide notice of non-renewal at least 90 days prior to the end of each term.

In addition, the options issued to each of our non-employee directors will become fully exercisable upon a change of control of Myriad pursuant to their terms.

On June 2, 2005, the Compensation Committee of the Board of Directors approved the 2006 fiscal year annual base salaries under the employment agreements with each of the named executive officers, effective July 1, 2005, as follows:

Name and Position	Fiscal 2006 Base Salary ($)
Peter D. Meldrum	615,000
Gregory C. Critchfield, M.D.	424,000
Adrian N. Hobden, Ph.D.	424,000
Jay M. Moyes	326,500
Mark H. Skolnick, Ph.D. (1)	445,000

(1)	Dr. Skolnick is compensated on an hourly basis. Base salary information reflects an annualized salary based on 2,080 hours worked in a fiscal year. Actual amounts paid to Dr. Skolnick may vary significantly depending on the actual number of hours worked.

PROPOSAL

INCREASE IN THE AGGREGATE NUMBER OF SHARES FOR WHICH STOCK OPTIONS MAY BE GRANTED UNDER OUR 2003 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN

General

The Myriad Genetics, Inc. 2003 Employee, Director and Consultant Stock Option Plan (the “2003 Plan”) was approved by our Board of Directors and stockholders in 2003. As of November 10, 2005, a total of 2,700,000 shares of common stock plus such additional shares as are represented by options previously granted under our 2002 Amended and Restated Stock Option Plan (the “2002 Plan”) which are cancelled or expire in the future are reserved for issuance under the 2003 Plan. As of November 10, 2005, options to purchase 7,947,775 shares of common stock are outstanding under the 2003 Plan. 43,845 shares have been issued upon the exercise of options granted under the 2003 Plan and 70,161 options remain available for issuance. As of November 10, 2005, options to purchase 4,717,459 shares of common stock are outstanding under the 2002 Plan. By its terms, the 2003 Plan may be amended by the Board of Directors, provided that any amendment which the Board of Directors determines requires stockholder approval is subject to receiving such stockholder approval. As you may know, the proposal to increase the number of shares authorized under our 2003 Plan by 1,700,000 shares did not receive enough votes to pass at our Annual Meeting of Stockholders held on November 10, 2005. On November 10, 2005, the Board of Directors voted to approve an amendment to the 2003 Plan to increase the aggregate number of shares of common stock which may be offered under the Plan by an additional 1,200,000 shares instead of the 1,700,000 shares originally proposed at the Annual Meeting. This amendment is being submitted for your approval to ensure continued qualification of the 2003 Plan under the rules of the Nasdaq Stock Market and in order to receive favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code.

Material Features of the 2003 Plan

The following paragraphs provide a summary of the principal features of our 2003 Plan and its operation.

The purpose of the 2003 Plan is to attract, retain and motivate employees, directors and consultants through the issuance of stock options and to encourage ownership of shares of common stock by our employees, directors and consultants. The 2003 Plan is administered by our Compensation Committee. Subject to the provisions of the 2003 Plan, the Compensation Committee determines the persons to whom options will be granted, the number of shares to be covered by each option and the terms and conditions upon which an option may be granted. The Compensation Committee may delegate part of its authority and powers under the 2003 Plan to one or more of our directors and/or officers, but only the Compensation Committee can make awards to participants who are directors or executive officers of Myriad. All employees, directors and consultants of Myriad and its affiliates are eligible to participate in the 2003 Plan. As of November 10, 2005, we had 723 full-time equivalent employees.

Options granted under the 2003 Plan may be either (i) options intended to qualify as “incentive stock options” under Section 422 of the Code, or (ii) non-qualified stock options. Incentive stock options may be granted under the 2003 Plan to employees of Myriad and its affiliates. Non-qualified stock options may be granted to consultants, directors and employees of Myriad and its affiliates. No participant may be granted, during any fiscal year, options to purchase more than 1,000,000 shares of common stock. The 2003 Plan also provides for the automatic grant annually of 15,000 non-qualified options to each of our non-employee directors. However, non-employee directors nominated pursuant to a contractual obligation are not entitled to such automatic grants. The automatic grant, which is issued on the date of each annual stockholders’ meeting, has a ten-year term, has an exercise price equal to the fair market value of our common stock on the date of grant and vests one-third (1/3) per year, assuming continued membership on the Board. In addition, the option will become fully exercisable upon a change of control of Myriad or the death of the director. This automatic grant to non-employee directors was not made on the date of our 2005 Annual Meeting held on November 10, 2005 because there were not enough shares available for issuance under the 2003 Plan. Accordingly, each non-employee director will receive a grant of 15,000 non-qualified options on January 6, 2006 if this proposal is approved by our shareholders.

The aggregate fair market value (determined at the time of grant) of shares issuable to a participant pursuant to incentive stock options which become exercisable in any calendar year under any incentive stock option plan of Myriad may not exceed $100,000. Incentive stock options granted under the 2003 Plan may not be granted at a price less than the fair market value of our common stock on the date of grant, or 110% of fair market value in the case of employees holding 10% or more of our voting stock. Non-qualified stock options granted under the 2003 Plan may not be granted at an exercise price less than the fair market value of our common stock on the date of grant. An option granted under the 2003 Plan is exercisable, during the option holder’s lifetime, only by the option holder and is not transferable by him or her except (i) by will or by the laws of descent and distribution, or (ii) as otherwise determined by the Administrator and set forth in the applicable option agreement.

An option granted under the 2003 Plan cannot generally be exercised until it becomes vested. Except as set forth above for automatic director grants, the Compensation Committee establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Compensation Committee. Options granted under the 2003 Plan expire at the times established by the Compensation Committee, but not later than 10 years after the grant date. However, incentive stock options granted under the 2003 Plan may not expire more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of our voting stock.

In granting any non-qualified stock option, the Compensation Committee may specify that such non-qualified stock option shall be subject to such termination or cancellation provisions as the Compensation Committee shall determine. Options granted under the 2003 Plan are generally exercisable after the termination of the option holder’s employment with us (other than by reason of death, disability or termination for cause as defined in the 2003 Plan) to the extent exercisable on the date of such termination, at any time prior to the earlier of the option’s specified expiration date or three months after such termination for incentive stock options and for non-qualified options, for the remainder of the life of the option. Generally, in the event of the option holder’s death, all incentive stock options and non-qualified stock options immediately vest and may be exercised by the option holder’s survivors at any time until the option’s specified expiration date. In the event of the option holder’s disability, incentive stock options and non-qualified stock options generally may be exercised, to the extent exercisable on the date of disability (plus a pro rata portion of the option if the option vests periodically), by the option holder at any time prior to the earlier of the option’s specified expiration date or one year from the date of the option holder’s disability for incentive stock options and for non-qualified stock options until the option’s specified expiration date. In the event of the option holder’s termination for cause, all outstanding and unexercised options are forfeited.

If the shares of our common stock shall be subdivided or combined into a greater or smaller number of shares or if we shall issue any shares of common stock as a stock dividend on our outstanding common stock, the number of shares of common stock deliverable upon the exercise of an option granted under the 2003 Plan shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. If we were to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of our assets or otherwise (an “Acquisition”), the Board of Directors or the board of directors of any entity assuming our obligations under the 2003 Plan (the “Successor Board”), shall, as to outstanding options under the 2003 Plan either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of common stock in connection with the Acquisition or securities of the successor or acquiring entity; or (ii) upon written notice to the participants, provide that all options must be exercised (either to the extent then exercisable or, at the discretion of the Compensation Committee, all options being made fully exercisable for purposes of such transaction) within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to each such option (either to the extent then exercisable or, at the discretion of the Compensation Committee, all options being made fully exercisable for purposes of such transaction) over the exercise price thereof. In the event of a recapitalization or reorganization of Myriad (other than an Acquisition) pursuant to which securities of Myriad or of another corporation are issued with respect to the outstanding shares of common stock, an option holder upon exercising an option under the 2003 Plan, shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such option prior to such recapitalization or reorganization.

The 2003 Plan may be amended by our stockholders. The 2003 Plan may also be amended by the Board of Directors, provided that any amendment approved by the Board of Directors which is of a scope that requires stockholder approval as required by the rules of the Nasdaq Stock Market, in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, or for any other reason is subject to obtaining such stockholder approval.

As of November 10, 2005, an aggregate of 7,947,775 shares were issuable upon the exercise of options outstanding under the 2003 Plan. On November 10, 2005, the closing market price per share of our common stock was $19.30, as reported by the Nasdaq National Market.

Federal Income Tax Considerations

The following is a description of certain United States federal income tax consequences of the issuance and exercise of options under our 2003 Plan:

Stock options granted under the 2003 Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Internal Revenue Code, or non-qualified stock options, which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

Incentive Stock Options. No taxable income is recognized by the option holder at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the difference between the fair market value of the shares on the date of exercise and the exercise price will be an item of tax preference includible in “alternative minimum taxable income.” The option holder will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the option holder has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition of the shares, the option holder will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date (or the amount realized on a disqualifying sale, if less) over the exercise price paid for those shares will be taxable as ordinary income to the option holder; any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss.

Non-Statutory Options. No taxable income is recognized by an option holder upon the grant of a non-statutory option. The option holder will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the option holder will be required to satisfy the tax withholding requirements applicable to such income.

An option holder’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

We will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the option holder with respect to the exercise of a non-statutory option or the disqualifying disposition of an incentive stock option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the option holder.

The affirmative vote of a majority of the shares voted affirmatively or negatively for the proposal at the Special Meeting is required to approve the increase in the aggregate number of shares of common stock available under the 2003 Plan.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF AN AMENDMENT TO THE 2003 PLAN TO INCREASE BY 1,200,000 SHARES THE AGGREGATE NUMBER OF SHARES FOR WHICH STOCK OPTIONS MAY BE GRANTED UNDER THE PLAN. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2006 (the “2006 Meeting”), we must receive stockholder proposals no later than June 15, 2006. To be considered for presentation at the 2006 Meeting, although not included in the proxy statement, proposals (including nominations) must be received no earlier than August 12, 2006 and no later than September 11, 2006. Notwithstanding the foregoing, in the event that the number of directors is to be increased at the 2006 Meeting and we do not issue a public announcement naming the nominees and specifying the size of the increase by September 1, 2006, to be considered for presentation at the 2006 Meeting, although not included in the proxy statement, nominations must be received not later than the tenth day following the day on which such public announcement is made. Proposals not received in a timely manner will not be voted on at the Annual Meeting. If a proposal is received in a timely manner, the proxies that management solicits for the 2006 Meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the Securities and Exchange Commission. All stockholder proposals must also comply with our Restated By-Laws, a copy of which is available by contacting our Secretary. All stockholder proposals should be marked for the attention of: Secretary, Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

By order of the Board of Directors:

Richard M. Marsh Secretary

Salt Lake City, Utah

November 30, 2005

MYRIAD GENETICS, INC.

THIS PROXY IS BEING SOLICITED BY MYRIAD GENETICS, INC.’S

BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated November 30, 2005 in connection with the Special Meeting to be held at 9:00 a.m., MST, on Friday, January 6, 2006 at the offices of Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108 and hereby appoints Peter D. Meldrum and Jay M. Moyes, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of MYRIAD GENETICS, INC. registered in the name provided herein which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposal set forth in said Proxy.

SEE REVERSE SIDE FOR THE PROPOSAL. If you wish to vote in accordance with the Board of Directors’ recommendation, just sign on the reverse side. You need not mark any boxes. Please mark, date and return this card promptly, using the enclosed envelope. No postage is required if mailed in the United States.

(SEE REVERSE SIDE)

Electronic Distribution

If you would like to receive future Myriad Genetics, Inc. proxy statements and annual reports electronically, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

Please Detach and Mail in the Envelope Provided

☒ Please mark votes as in this example.

1. Proposal to amend the 2003 Employee, Director and Consultant Stock Option Plan to increase the number of shares of common stock available for issuance thereunder by 1,200,000 shares.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this proxy will be voted FOR Proposal 1.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature:	Date:

Signature:	Date:

NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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